UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2012

RECOVERY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

303-951-7920
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2012, the Nasdaq Stock Market notified us that we did not satisfy Nasdaq's shareholder approval requirement for a transaction that closed in December, 2011 (Listing Rule 5635(a)(2)).  In that transaction we issued 1,500,000 shares of our common stock to purchase interests in 2,000 acres in the Chugwater prospect, including two wells drilled in that prospect, in connection with terminating a joint venture with TRW Exploration, LLC.  TRW Exploration is majority owned by several of our shareholders.  The Nasdaq rule requires shareholder approval for the issuance of shares to purchase assets from any shareholder that owns more than 5% of the listed company's shares or holds voting power greater than 5%.

In order to come into compliance with this Nasdaq rule, we will hold a special meeting of shareholders, expected to be in September, to approve the transaction  Based on the support of that transaction by members of our board and the shareholders who own TRW Exploration, we fully expect the transaction to be approved which will bring us into compliance with this Nasdaq listing requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: August 21, 2012	By:	/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer